Exhibit 4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Annual Report on Form 40-F of Tesco Corporation of our Auditors’ Report and our Notice to the Shareholders of Tesco Corporation dated March 9, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders.

Calgary, Alberta
March 9, 2004